EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Hythiam, Inc.
Los Angeles, California

We hereby consent to the use in this Registration Statement on Form S-1/A of our report dated April 9, 2010, relating to the consolidated financial statements of Hythiam, Inc., and Subsidiaries, and to the reference to our Firm under the caption “Experts” in the Prospectus. Our report relating to the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ Rose, Snyder & Jacobs
A Corporation of Certified Public Accountants

Encino, California
June 8, 2010